UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 9, 2007
THE HOME DEPOT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)
2455 Paces Ferry Road, N.W. Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)
(770) 433-8211
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement	3
Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans	3
Signature	4
Exhibit Index	5
Exhibit 99.1

Item 1.01.  Entry into a Material Definitive Agreement
The Home Depot, Inc. (“the Company”) has obtained a commitment from Lehman Commercial Paper Inc., Merrill Lynch Capital Corporation and certain of their affiliates (the “Lenders”) to provide a $10 billion credit facility pursuant to a commitment letter, dated July 9, 2007 (the “Commitment Letter”) in connection with the Company’s offer to purchase up to 250 million shares of its common stock (the “Offer”). The terms and conditions of the Offer are described in the Company’s Offer to Purchase, dated July 10, 2007, which was filed with the Securities and Exchange Commission (“SEC”) as Exhibit (a)(1)(A) to its Tender Offer Statement on Schedule TO. The availability of the commitment is subject to the execution and delivery of a definitive credit agreement with the Lenders (the “Tender Offer Financing Facility”). Amounts borrowed under the Tender Offer Financing Facility will bear interest, at the Company’s option, at a (i) fluctuating rate equal to the base rate (which is defined as the higher of the prime lending rate of JPMorgan Chase Bank, N.A., or the sum of the federal funds effective rate plus 50 basis points (0.50%)) in effect from time to time, or (ii) rate established for each borrowing for interest periods of one, two or three months, as the Company may select, based on the London interbank offered rate (LIBOR) for U.S. dollar deposits having comparable maturities (adjusted for certain reserve charges, if applicable) plus an additional margin ranging from 10.5 basis points (0.105%) to 28 basis points (0.28%) depending on the Company having satisfied stated financial ratios. The Tender Offer Financing Facility will mature on November 21, 2007, and will also contain representations and warranties, affirmative and negative covenants, and events of default customary for financings of this type. The total amount of the commitments for the Tender Offer Financing Facility will be reduced at the time of the purchase of the shares pursuant to the Offer by an amount equal to any portion of the aggregate $10.0 billion commitment that is not used for financing the purchase of shares pursuant to the Offer. Other terms and conditions of the Tender Offer Financing Facility are more fully described in the aforementioned Offer to Purchase and Commitment Letter, each having been filed with the SEC as exhibits to the Schedule TO on July 10, 2007. The Lenders and their affiliates perform various investment banking, commercial banking and financial advisory services for the Company, from time to time.
The Company’s offer to buy shares of Home Depot common stock is being made only pursuant to the Offer to Purchase and the related materials dated July 10, 2007, as amended and supplemented from time to time. Shareholders should read the Offer to Purchase and the related materials carefully because they contain important information. Shareholders may obtain a free copy of the Tender Offer Statement on Schedule TO, the Offer to Purchase and other documents filed with the SEC at the SEC’s website at www.sec.gov. Shareholders also may obtain a copy of these documents, without charge, from the information agent, D. F. King & Co., Inc., by calling toll-free: 800-628-8536.
Item 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On July 13, 2007, the Company sent a notice to its directors and executive officers informing them that a blackout period with respect to The Home Depot FutureBuilder and The Home Depot FutureBuilder For Puerto Rico will begin as of the close of market on August 15, 2007 and end during the week of August 27, 2007. A copy of the notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The blackout period is being implemented in connection with the Offer commenced by the Company on July 10, 2007. To administer the tender of plan shares, tendering participants will be temporarily prevented from engaging in transactions in Home Depot common stock in their individual accounts under the plans.
During the blackout period and for a period of two years after the ending date of the blackout period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the blackout period by contacting Tim Crow, Executive Vice President—Human Resources, in writing, at The Home Depot, 2455 Paces Ferry Road, Atlanta, Georgia 30339.
Item 9.01.  Financial Statements and Exhibits.

Exhibit	Description

99.1	Notice to Directors and Executive Officers

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

Date: July 13, 2007	By:	/s/ Jack A. VanWoerkom

	Name:	Jack A. VanWoerkom
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Notice to Directors and Executive Officers